                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                                ---------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           CHURCH & DWIGHT CO., INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                                    13-4996950
- -------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

          469 NORTH HARRISON STREET, PRINCETON, NEW JERSEY 08543-5297
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

                         EXECUTIVE STOCK PURCHASE PLAN
- -------------------------------------------------------------------------------
                            (Full title of the plan)

                             MARK A. BILAWSKY, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CHURCH & DWIGHT CO., INC.
                           469 NORTH HARRISON STREET
                       PRINCETON, NEW JERSEY 08543-5297
- -------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (609) 683-5900
- -------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Stewart E. Lavey, Esq.
                             Shanley & Fisher, P.C.
                               131 Madison Avenue
                          Morristown, New Jersey 07962

                                ---------------

                                      CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
                                              PROPOSED              PROPOSED
TITLE OF                                      MAXIMUM               MAXIMUM
SECURITIES                AMOUNT              OFFERING              AGGREGATE             AMOUNT OF
TO BE                     TO BE               PRICE PER             OFFERING              REGISTRA-
REGISTERED                REGISTERED          SHARE*                PRICE*                TION FEE
- ----------                ----------          -----------           -----------           ----------
Common                    70,000 shares       $20.75                $1,452,500             $500.86
Stock, $1.00
par value
- -----------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of such shares as reported on the New York Stock Exchange on June 6, 1995.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED HEREIN IS A COMBINED PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT AND TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILE NO. 33-71970.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                 Documents relating to the Church & Dwight Co., Inc. Executive Stock Purchase Plan (the "Plan") and containing the information specified in
Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1), and are not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                 There is filed following this Part I as part of this registration statement a Prospectus meeting the requirements of Part I of Form S-3 which may be used for the offer and sale of (i) shares of common stock issued under the Plan prior to the effective date hereof that are "restricted securities", as defined in Rule 144(a)(3) under the Securities Act, whether or not held by participants who may be deemed to be "affiliates" of the issuer, as defined in Rule 405 under the Securities Act and (ii) shares of common stock that may be acquired pursuant to the Plan, by participants who may be deemed to be "affiliates" of the registrant, as defined in Rule 405 under the Securities Act.

PROSPECTUS


                           CHURCH & DWIGHT CO., INC.
                               140,000 SHARES OF
                                  COMMON STOCK
                               ($1.00 PAR VALUE)

                 This Prospectus relates to 140,000 shares of the Common Stock, $1.00 par value ("Common Stock"), of Church & Dwight Co., Inc. (the "Company") which have been or may be issued pursuant to the Company's Executive Stock Purchase Plan (the "Plan"). The Common Stock may be offered from time to time for the account of certain persons (collectively, the "Selling Stockholders") identified in this Prospectus or any supplement hereto under the caption "Selling Stockholders". The Company will receive no proceeds from this offering.

                 Under the Company's Restated Certificate of Incorporation, as amended, a holder of Common Stock is entitled to four votes for each share of Common Stock held of record by such holder on the record date for a meeting of stockholders, provided such share has had the same beneficial owner or owners for a period of at least forty-eight consecutive calendar months preceding such record date. Holders of shares which have not been so held on such record date generally will be entitled to one vote for each such share. In addition, the original beneficial owners of newly issued shares of Common Stock or shares transferred from the Company's treasury, if issued pursuant to a public offering of Common Stock, or upon conversion into Common Stock of publicly offered convertible securities, or as part of the consideration paid by the Company for its acquisition of any stock or assets of any other entity, are entitled to four votes per share, unless, in each such case, the Company's Board of Directors otherwise determines at the time of issuance or transfer of such shares, in which case each such share will be entitled to one vote. Reference is made to the description of Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated August 10, 1990, which Item is incorporated herein by reference.

                 The Selling Stockholders and brokers executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Act.

                               _________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR NOR HAS THE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _________________

                 This Prospectus does not constitute an offer to sell securities in any State to any person to whom it is unlawful to make such an offer in such State.

                 Neither the delivery of this Prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and any information, data or representations other than those contained in this Prospectus, and any information, data or representations not contained herein must not be relied upon as having been authorized by the Company.

                              _________________


                THE DATE OF THIS PROSPECTUS IS JUNE 12, 1995.

                             AVAILABLE INFORMATION

                 Church & Dwight Co., Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company also may be inspected at the offices of such Exchange.

                 The Company has filed a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and the exhibits incorporated therein by reference or filed as a part thereof. Statements contained herein concerning any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 There are incorporated by reference herein (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to the Exchange Act. There are also incorporated by reference herein (i) the description of the Company's Rights to Purchase Junior Participating Cumulative Preferred Stock contained in Item 1 of its Registration Statement on Form 8-A dated April 27, 1989 and (ii) the description of Common Stock contained in Item 1 of its Registration Statement on Form 8-A dated August 10, 1990, filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge, upon written or oral request, to each person to whom a copy of this Prospectus is delivered, a copy of any of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Mark A. Bilawsky, Esq., Vice President, General Counsel and Secretary, Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, telephone (609) 683-5900.

                                  THE COMPANY

                 The Company was incorporated in Delaware in 1925 as the successor to a business founded in 1846. The Company is the world's leading producer of sodium bicarbonate, popularly known as baking soda, a versatile chemical which performs a broad range of functions such as cleaning, deodorizing, leavening and buffering. The Company specializes in sodium bicarbonate and sodium bicarbonate-based products, along with other products which use the same raw materials or technology or are sold into the same markets.

                 The Company sells its products, primarily under the ARM & HAMMER registered trademark, to consumers through supermarkets, drug stores and mass merchandisers, and to industrial customers and distributors. ARM & HAMMER is the registered trademark for a line of consumer products which includes ARM & HAMMER(R) Baking Soda, ARM & HAMMER DENTAL CARE(R), ARM & HAMMER(R) Carpet and Room Deodorizer, ARM & HAMMER(R) Deodorizer Spray and ARM & HAMMER(R) Laundry Detergent. The ARM & HAMMER trademark is also used for a line of specialty products produced for use in industrial markets and animal feed, the most important of which are sodium bicarbonate and ammonium bicarbonate.

                 The Company's principal executive offices are located at 469 North Harrison Street, Princeton, New Jersey 08543- 5297, telephone (609) 683-5900.

                              SELLING STOCKHOLDERS

                 Shares of Common Stock offered by the Selling Stockholders pursuant hereto have been acquired from the Company pursuant to the Company's Executive Stock Purchase Plan (the "Plan").

                 The table set forth below shows (i) the names of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by the Selling Stockholders as of April 30, 1995, (iii) the number of shares of Common Stock which have been acquired by the Selling Stockholders pursuant to the Plan and are offered hereby (the "Shares"), and (iv) the number of shares of Common Stock to be beneficially owned by the Selling Stockholders after completion of this offering (assuming all Shares offered hereby are sold in accordance herewith). Information as to security holdings by the Selling Stockholders is based on information provided by the Selling Stockholders.


                                                Common Stock                                     Common Stock
                                                Beneficially              Shares                 Beneficially
                                                Owned Prior               Offered                Owned After
Name                                            to Offering               Hereby                 Offering
- ----                                            ------------              -------                ------------
Dwight C. Minton                                770,809 (1)               20,000                  750,809 (1)
Mark A. Bilawsky                                 71,312 (2)               20,000                   51,312 (2)
Anthony P. Deasey                                80,757 (3)               20,000                   60,757 (3)
Kenneth J. Giacin                                23,856 (4)               10,000                   13,856 (4)
Michael J. Kenny                                 53,922 (5)               20,000                   33,922 (5)
Dennis M. Moore                                  65,451 (6)               20,000                   45,451 (6)


_________
(1) Includes 62,070 shares owned by Mr. Minton as trustee or custodian. Includes 82,348 shares owned by his wife and 81,140 shares owned by his daughters, as to which shares he disclaims any beneficial interest. Includes Mr. Minton's interest in 9,731 shares under the Company's Employee Stock Purchase Plan and 207,032 shares which Mr. Minton has rights to purchase under the 1983 Stock Option Plan (the "1983 Option Plan"). Includes Mr. Minton's interest in 62,627 shares under the Company's Investment Savings and Profit Sharing Plans (the "Investment Plans") (which shares may be voted by participants). Mr. Minton presently owns approximately 3.90% of outstanding Common Stock. After giving effect to this offering, and assuming all shares offered hereby by Mr. Minton are sold, Mr. Minton will own approximately 3.80% of outstanding Common Stock.

(2) Includes Mr. Bilawsky's interest in 2,585 shares under the Investment Plans (which shares may be voted by participants) and 24,300 shares which he has the right to purchase under the 1983 Option Plan.

(3) Includes 20,828 shares owned by Mr. Deasey's wife, as to which shares Mr. Deasey disclaims any beneficial interest. Includes Mr. Deasey's interest in 1,629 shares under the Investment Plans (which shares may be voted by participants) and 36,300 shares which he has the right to purchase under the 1983 Option Plan.

(4) Includes Mr. Giacin's interest in 1,576 shares under the Investment Plans (which shares may be voted by participants) and 8,000 shares which he has the right to purchase under the 1983 Option Plan.

(5) Includes Mr. Kenny's interest in 1,671 shares under the Investment Plans (which shares may be voted by participants) and 30,300 shares which he has the right to purchase under the 1983 Option Plan.

(6) Includes Mr. Moore's interest in 6,260 shares under the Investment Plans (which shares may be voted by participants) and 26,181 shares which he has the right to purchase under the 1983 Option Plan.

                 With the exception of Mr. Giacin, each of the Selling Stockholders is an officer of the Company. Mr. Minton has been a director and officer of the Company for more than five years. Messrs. Bilawsky, Deasey and Moore have been officers of the Company for more than five years and Mr. Kenny has been an officer of the Company since February 1991. Mr. Giacin was an officer of the Company from October 28, 1991 until March 31, 1995.

                              PLAN OF DISTRIBUTION

                 The Company will receive no proceeds from this offering. The Company has been advised by the Selling Stockholders that they may sell all or a portion of the shares offered hereby from time to time in the open market and that sales will be made at prices prevailing at the time of such sales. The Selling Stockholders also may make private sales directly. Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The exact terms of such distribution including the name of the Selling Stockholder and the number of shares being sold will be included in supplements to this Prospectus.

                 The Company has informed the Selling Stockholders that Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market, has furnished each Selling Stockholder with a copy of such rules and has informed them of the possible need for delivery of copies of this Prospectus together with any supplement(s) hereto.

                 There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

                 The Company will pay all expenses incident to the offer and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents.

                                    EXPERTS

                 The consolidated financial statements and the related financial statement schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports with respect thereto, and have been so incorporated in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

                 Certain matters with respect to legality of the shares of Common Stock offered hereby have been passed upon for the Company by Shanley & Fisher, P.C., Morristown, New Jersey.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The Company indemnifies officers and directors in connection with actions, suits or proceedings brought against them by a third party or in the right of the Company, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 There are incorporated by reference herein (i) the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and (ii) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). There are also incorporated by reference herein (i) Item 1 of the registrant's Registration Statement on Form 8-A dated April 27, 1989 and
(ii) Item 1 of the registrant's Registration Statement on Form 8-A dated August 10, 1990, filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions. All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The registrant is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "GCL"), provides that a Delaware corporation has the power generally to indemnify any of its directors, officers, employees and other agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of his being a director, officer, employee or agent of the corporation, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by an officer or director in defending any action, suit or proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the GCL does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                 Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability under the GCL. A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

                 Reference is made to Sections 145 and 102(a)(7) of the GCL in connection with the above summary of indemnification and insurance.

                 Article SEVENTH of the registrant's Restated Certificate of Incorporation, as amended, and Article IX of the registrant's By-Laws, as amended, provide generally for indemnification of the officers and directors of the registrant to the fullest extent permitted by the GCL.

                 The directors and officers of the registrant are insured by policies purchased by the registrant against liability and expenses incurred in their capacity as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 The shares of Common Stock which have been acquired by the Selling Stockholders pursuant to the registrant's Executive Stock Purchase Plan were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) of such Act. Such shares were offered to and acquired by a limited number of offerees, all of whom were executive officers of the registrant at the time of such acquisitions.

ITEM 8.  EXHIBITS.

                 4.1 Church & Dwight Co., Inc. Executive Stock Purchase Plan, as amended.

                 4.2 Form of Church & Dwight Co., Inc. Executive Stock Purchase Plan Subscription Agreement.

                 5        Opinion of Shanley & Fisher, P.C.

                 23.1     Consent of Shanley & Fisher, P.C. (included in
                          Exhibit 5)

                 23.2     Consent of Deloitte & Touche LLP

                 24       Powers of Attorney


ITEM 9.  UNDERTAKINGS.

                 (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 9th day of June, 1995.


                                        CHURCH & DWIGHT CO., INC.


                                        By:/s/ Dwight C. Minton
                                           ---------------------------
                                           Dwight C. Minton
                                           Chairman of the Board,
                                           Chief Executive Officer and
                                           President and Director


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                           CAPACITY IN WHICH                         DATE
                                         SIGNED
/s/Dwight C. Minton                      Chairman of the Board,                             June 9, 1995
- --------------------                     Chief Executive
Dwight C. Minton                         Officer and President
                                         and Director



/s/Anthony P. Deasey                     Vice President Finance                             June 9, 1995
- --------------------                     and Chief Financial
Anthony P. Deasey                        Officer




/s/Mark L. Stolp                         Controller                                         June 9, 1995
- --------------------
Mark L. Stolp



          *                              Director                                           June 9, 1995
- --------------------
Cyril C. Baldwin, Jr.


          *                              Director                                           June 9, 1995
- --------------------
William R. Becklean

          *                              Director                June 9, 1995
- --------------------
Robert H. Beeby



          *                              Director                June 9, 1995
- --------------------
Rosina B. Dixon, M.D.



          *                              Director                June 9, 1995
- --------------------
J. Richard Leaman, Jr.



          *                              Director                June 9, 1995
- --------------------
John D. Leggett III



          *                              Director                June 9, 1995
- --------------------
Robert A. McCabe



          *                              Director                June 9, 1995
- --------------------
Dean P. Phypers



          *                              Director                June 9, 1995
- --------------------
Jarvis J. Slade



          *                              Director                June 9, 1995
- --------------------
John O. Whitney


Dwight C. Minton hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 9, 1995 pursuant to a power or attorney filed herewith.


*By:/s/Dwight C. Minton
    -------------------
    Dwight C. Minton
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                    PAGE
- -------                                                                    ----
4.1        Church & Dwight Co., Inc.
           Executive Stock Purchase Plan, as amended

4.2        Form of Church & Dwight Co., Inc.
           Executive Stock Purchase Plan Subscription
           Agreement

5          Opinion of Shanley & Fisher, P.C.

23.1       Consent of Shanley & Fisher, P.C.
           (included in Exhibit 5)

23.2       Consent of Deloitte & Touche LLP

24         Powers of Attorney